UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2007

Kforce Inc.

(Exact name of registrant as specified in its charter)

Florida	000-26058	59-3264661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 East Palm Avenue, Tampa, Florida 33605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 552-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 2, 2007, the Board of Directors of Kforce Inc. (“Kforce”) amended and restated Kforce’s Bylaws to incorporate certain amendments to Kforce’s Bylaws. The Board of Directors amended Article I, Section 4 of Kforce’s Bylaws to authorize electronic delivery to shareholders regarding notice of a meeting of shareholders. Article I, Section 4 of Kforce’s Bylaws was amended in its entirety to read as follows:

“Section 4. Notice. A written notice of each meeting of shareholders, stating the place, day, and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at the meeting, not less than ten nor more than sixty days before the date set for the meeting, either personally, by telephone, voice mail (where oral notice is permitted under the Florida Business Corporation Act), or other electronic means or by mail or any other method of delivery as permitted pursuant to the Florida Business Corporation Act, by or at the direction of the president, the secretary, or the officer or other persons calling the meeting.”

In addition, the Board of Directors amended and restated in its entirety the title of Kforce’s Bylaws to read “Amended & Restated Bylaws of Kforce Inc.” Previously, Kforce’s Bylaws title read “Amended & Restated Bylaws of Romac International, Inc. (effective as of August 31, 1994).”

A complete copy of Kforce’s Amended & Restated Bylaws, is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended & Restated Bylaws of Kforce Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kforce Inc. (Registrant)

By:	/s/ Joseph J. Liberatore
Joseph J. Liberatore Senior Vice President Chief Financial Officer

Date:	February 7, 2007

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended & Restated Bylaws of Kforce Inc.